UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

MANPOWER INC.
(d/b/a ManpowerGroup)
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

At our 2012 Annual Meeting, our shareholders voted on proposals to: (1) elect four individuals nominated by the Board of Directors of the Company to serve until 2015 as Class I directors; (2) approve the proposed amendment to the Amended and Restated Articles of Incorporation of Manpower Inc. to change the name of the corporation to ManpowerGroup Inc.; (3) ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2012; and  (4) an advisory vote on the compensation of our named executive officers.  The final voting results on these proposals are as follows:

				Broker
	For	Against	Abstain	Non-Votes
1. a) Election of Jeffrey A. Joerres	68,420,732	2,377,398	225,663	2,905,239

b) Election of John R. Walter	65,308,061	5,492,411	223,322	2,905,239

c) Election of Marc J. Bolland	66,584,888	4,215,312	223,594	2,905,239

d) Election of Ulice Payne, Jr.	70,187,982	613,626	222,185	2,905,239

2. Approval of the proposed amendment to the Amended and Restated Articles of Incorporation of Manpower Inc. to change the name of the corporation to ManpowerGroup Inc.	73,609,089	69,029	280,914	−

3. Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2012	73,685,227	45,370	228,435	−

4. Advisory vote on the compensation of our named executive officers	54,563,566	14,839,800	1,620,428	2,905,239

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Dated: May 4, 2012	By:	/s/ Kenneth C. Hunt
Kenneth C. Hunt Senior Vice President, General Counsel and Secretary